Exhibit 10.3

THORNE HEALTHTECH, INC.

RESTATED 2020 ONEGEVITY EQUITY PLAN

1. Purposes of the Plan. This document sets forth and restates the terms of that certain Onegevity Health, LLC 2020 Unit Plan, now known as the Thorne HealthTech, Inc. Restated 2020 Onegevity Equity Plan, pursuant to that certain Board resolution effective as of January 5, 2021 (the “Resolution”). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. The Options granted under the Plan may be Incentive Options or Nonstatutory Options, as determined by the Administrator at the time an Option is granted and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Restricted Shares may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or a Committee.

(b) “Affiliate” means (i) an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity, and (ii) an entity other than a Subsidiary in which the Company and /or one or more Subsidiaries own a controlling interest.

(c) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, and the applicable laws, rules or regulations of any other country or jurisdiction where Options or Restricted Shares are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(d) “Award” means any award of an Option or Restricted Shares under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cashless Exercise” means a program approved by the Administrator in which payment of the Option exercise price, tax obligations or other required deductions may be satisfied, in whole or in part, with Shares subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Company) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of such amount.

(g) “Cause” for termination of a Participant’s Continuous Service Status will exist if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) as provided in any employment agreement or other applicable written agreement between the Company and Participant; (ii) as provided in an Option Agreement or Restricted Stock Agreement applicable to Participant; (iii) Participant’s willful failure to perform his or her duties and responsibilities to the Company or Participant’s violation of any written Company policy; (iv) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company;

(v) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (vi) Participant’s material breach of any of his or her obligations under any written agreement or covenant, including without limitation any noncompetition agreements or covenants, with the Company. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Parent, Subsidiary, Affiliate or any successor thereto, if appropriate.

(h) “Change in Control” means (i) a sale of all or substantially all of the Company’s assets; (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person; or (iii) the consummation of a transaction in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, except that any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board shall not be deemed to be a Change in Control.

Notwithstanding anything stated herein, a transaction shall not constitute a “Change in Control” if its sole purpose is to change the state of the Company’s organization, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction.

(i) “Class B Common Stock” or “Class B Common Shares” means the shares of Company stock denominated as Class B Common Stock in the Stockholder Agreement of the Company, as the same may be subsequently amended, modified or restated. Shares of Class B Common Stock shall not be entitled to any voting rights or distributions or dividends, unless and until the occurrence of an event described in Section 11(a) or Section 11(b) of the Plan.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means one or more committees or subcommittees of the Board consisting of two (2) or more Directors (or such lesser or greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board) appointed by the Board to administer the Plan in accordance with Section 4 herein.

(l) “Company” means Thorne HealthTech, Inc., a Delaware corporation.

(m) “Consultant” means any person or entity, including an advisor but not an Employee, who renders services to the Company, or any Parent, Subsidiary or Affiliate, and is compensated for such services, and any Director whether compensated for such services or not.

(n) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Company, provided that, if an Employee is holding an Incentive Option and such leave exceeds three (3) months, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Option shall thereafter automatically become a Nonstatutory Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(o) “Director” means a member of the Board.

(p) “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

(q) “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws, including the Code. The payment by the Company of a fee to a Director for serving as such shall not be sufficient to constitute “employment” of such Director by the Company or any Parent, Subsidiary or Affiliate.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the per share fair market value of the Shares, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants.

(t) “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

(u) “Incentive Option” means an Option intended to, and which does, in fact, qualify as an incentive option within the meaning of Section 422 of the Code.

(v) “Involuntary Termination” means (unless another definition is provided in the applicable Option Agreement, Restricted Stock Agreement, employment agreement or other applicable written agreement) the termination of a Participant’s Continuous Service Status other than for (i) death, (ii) Disability or (iii) Cause by the Company or a Parent, Subsidiary, Affiliate or successor thereto, as appropriate.

(w) “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(x) “Nonstatutory Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Option.

(y) “Option” means an option to purchase Shares granted pursuant to the Plan.

(z) “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(aa) “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options (i) are exchanged for Options with a lower exercise price, Restricted Shares, cash or other property or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value.

(bb) “Optioned Shares” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

(cc) “Optionee” means an Employee or Consultant who receives an Option.

(dd) “Parent” means any limited liability company or corporation (other than the Company) in an unbroken chain of limited liability companies or corporations ending with the Company if, at the time of grant of the Award, each of the limited liability companies or corporations other than the Company owns securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other limited liability companies or corporations in such chain. A limited liability company or corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(ee) “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.

(ff) “Plan” means the Thorne HealthTech, Inc. Restated 2020 Onegevity Equity Plan.

(gg) “Restricted Shares” means Shares received pursuant to a grant under Section 8 herein.

(hh) “Restricted Stock Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Shares granted under the Plan and includes any documents attached to such agreement.

(ii) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Shares” or “Stock” means the Class B Common Stock in the Company, as adjusted in accordance with Section 11 herein.

(ll) “Subsidiary” means any limited liability company or corporation (other than the Company) in an unbroken chain of limited liability companies or corporations beginning with the Company if, at the time of grant of the Award, each of the limited liability companies or corporations other than the last limited liability company or corporation in the unbroken chain owns securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other limited liability companies or corporations in such chain. A limited liability company or corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(mm) “Ten Percent Holder” means a person who owns securities representing more than ten percent (10%) of the voting power of all classes of securities of the Company or any Parent or Subsidiary measured as of an Award’s date of grant.

3. Shares Subject to the Plan. Subject to the provisions of Section 11 herein, the maximum aggregate number of Shares that may be issued under the Plan is fifteen thousand (15,000) Common Shares, all of which may be issued under the Plan pursuant to Incentive Options. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. If an Award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan and Shares issued under the Plan and later repurchased by the Company at the original purchase price paid for the Shares (including, without limitation, upon repurchase by the Company in connection with the termination of a Participant’s Continuous Service Status) shall again be available for future grant under the Plan. Any Shares issued under the Plan and later repurchased by the Company pursuant to any other repurchase right that the Company may have shall not be available for future grant under the Plan.

4. Administration of the Plan.

(a) General. The Plan shall be administered by the Board, a Committee appointed by the Board, or any combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by Applicable Laws, the Board may authorize one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Board.

(b) Committee Composition. If a Committee has been appointed pursuant to this Section, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

(c) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:

(i) to determine the Fair Market Value in accordance with Section 2(t) herein; provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii) to select the Employees and Consultants to whom Awards may from time to time be granted;

(iii) to determine the number and type of Shares to be covered by each Award;

(iv) to approve the form(s) of agreement(s) and other related documents used under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest and/or be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award, Optioned Shares, or Restricted Shares;

(vi) to amend any outstanding Award or agreement related to any Optioned Shares or Restricted Shares, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company); provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent;

(vii) to determine whether and under what circumstances an Option may be settled in cash under Section 7(d) herein instead of Shares;

(viii) subject to Applicable Laws, to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program without consent of the holders of securities of the Company; provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Participant shall be made without his or her consent;

(ix) to approve addenda pursuant to Section 17 herein or to grant Awards to, or to modify the terms of, any outstanding Option Agreement or Restricted Stock Agreement or any agreement related to any Optioned Shares or Restricted Shares held by Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences; and

(x) to construe and interpret the terms of the Plan, any Option Agreement, or Restricted Stock Agreement, and any agreement related to any Optioned Shares or Restricted Shares, which constructions and interpretations shall be final and binding on all Participants.

(d) Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken or not taken in bad faith, and (ii) any amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf, and if the Company assumes such defense, then the Company shall have the exclusive right to defend and settle such claim, action, suit or proceeding so long as the Company does not admit fault or liability on the part of the indemnified person without that person’s advance written approval. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation, bylaws or stockholder agreement, by contract, as a matter of law or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

5. Eligibility.

(a) Recipients of Grants. Nonstatutory Options and Restricted Shares may be granted to Employees and Consultants. Incentive Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Options.

(b) Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Option or a Nonstatutory Option.

(c) ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which options designated as Incentive Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess options shall be treated as Nonstatutory Options. For purposes of this Section 5(c), Incentive Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Shares subject to an Incentive Option shall be determined as of the date of the grant of such Option.

(d) No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (or any Parent, Subsidiary or Affiliate), nor shall it interfere in any way with such Employee’s or Consultant’s right or the Company’s (or any Parent’s, Subsidiary’s or Affiliate’s) right to terminate his or her employment or consulting relationship at any time, with or without cause.

6. Term of Plan. The Plan is effective as of January 6, 2021 and shall continue in effect until ten (10) years after the date of the Resolution adopting the Plan, unless sooner terminated under Section 13 herein.

7. Options.

(a) Term of Option. The term of each Option shall be the term stated in the Option Agreement for each Participant; provided that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(A) In the case of an Incentive Option

1. granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value on the date of grant;

2. granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value on the date of grant;

(B) Except as provided in subsection (C) below, in the case of a Nonstatutory Option the per Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Share exercise price is less than one hundred percent (100%) of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code; and

(C) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(ii) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) to the extent permitted under Applicable Laws, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate; (4) cancellation of indebtedness; (5) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (6) a Cashless Exercise; (7) such other consideration and method of payment permitted under Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(c) Exercise of Option.

(i) General.

(A) Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company, Parent, Subsidiary or Affiliate, and/or Optionee.

(B) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any unpaid leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(C) Minimum Exercise Requirements. An Option may be exercised for a fraction of a Share only to the extent that the Option provides for the issuance of a fraction of a Share upon exercise. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(D) Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable taxes, withholding, required deductions or other required payments in accordance with Section 9. The exercise of an Option shall result in a decrease in the number and class of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number and class of Shares as to which the Option is exercised.

(E) Rights as Holder of Securities. Until the issuance of Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no rights as a holder of securities shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option; provided, however, that holders of Class B Common Stock, upon issuance, will have no rights to vote or receive dividends or distributions until the occurrence of an event described in Section 11(a) or Section 11(b) of the Plan. No adjustment will be made for a dividend or other right for which the record date is prior to the date the certificate representing the Shares is issued, except as provided in Section 11.

(ii) Termination of Continuous Service Status. The Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:

(A) General Provisions. If the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Shares underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to this Section).

(B) Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in subsections (C) through (E) below, such Optionee may exercise any outstanding Option at any time within three (3) months following such termination to the extent the Optionee is vested in the Optioned Shares.

(C) Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within six (6) months following such termination to the extent the Optionee is vested in the Optioned Shares.

(D) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of any outstanding Option, or within three (3) months following termination of Optionee’s Continuous Service Status, the Option may be exercised by any beneficiaries designated in accordance with Section 15 below or, if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within twelve (12) months following the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee is vested in the Optioned Shares.

(E) Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period. Nothing in this Section 7(c)(ii)(E) shall in any way limit the Company’s right to purchase unvested Shares issued upon exercise of an Option as set forth in the applicable Option Agreement.

(iii) Execution of Operating Agreement of the Company. It shall be a condition precedent to the exercise of an Option, in whole or in part, that the Optionee execute and deliver to the Company a counterpart to the operating agreement of the Company as in effect at the time of exercise. Such counterpart shall be in the form provided by the Company.

(d) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

8. Restricted Shares.

(a) Grant. When a right to receive Restricted Shares is granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions related thereto, including the number of Shares that such person shall be entitled to receive, the purchase price to be paid, if any (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. Permissible consideration for Restricted Shares shall be determined by the Administrator and shall be the same as is set forth in Section 7(b)(ii) with respect to exercise of Options. The grant shall be accepted by execution of a Restricted Stock Agreement in the form determined by the Administrator.

(b) Repurchase Option.

(i) General. Unless the Administrator determines otherwise, the Restricted Stock Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s Continuous Service Status for any reason (including death or Disability) at a purchase price equal the greater of the Fair Market Value or the original purchase price paid by the Participant for such Shares, if any, and in the event of a termination for Cause, at a purchase price equal the lesser of the Fair Market Value or the original purchase price paid by the Participant for such Shares, if any, with such purchase price being paid by cancellation of any indebtedness of the Participnat to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(ii) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the lapsing of Company repurchase rights shall be tolled during any leave of absence; provided, however, that in the absence of such determination, such lapsing shall be tolled during any unpaid leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to the Restricted Stock Agreement to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(c) Other Provisions. The Restricted Stock Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Agreements need not be the same with respect to each Participant.

(d) Rights as a Holder of Securities. Once the Restricted Shares are issued, the Participant shall have the rights equivalent to those of a holder of the securities, and shall be a record holder when his or her issuance of the Shares is entered upon the records of the duly authorized transfer agent of the Company, however, the Participant shall not be entitled to any voting rights or distributions or dividends, unless and until the occurrence of an event described in Section 11(a) or Section 11(b) of the Plan. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Shares are issued, except as provided in Section 11 herein.

9. Taxes.

(a) As a condition of the grant, vesting and exercise of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local or foreign tax, withholding and any other required deductions or payments that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b) The Administrator may, to the extent permitted under Applicable Laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to satisfy all or part of his or her tax, withholding or any other required deductions or payments by Cashless Exercise or by surrendering Shares (either directly or by Share attestation) that he or she previously acquired; provided that, unless specifically permitted by the Company, any such Cashless Exercise must be an approved broker-assisted Cashless Exercise or the Shares withheld in the Cashless Exercise must be limited to avoid financial accounting charges under applicable accounting guidance and any such surrendered

Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

10. Non-Transferability of Awards.

(a) General. Except as set forth in this Section, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section, the Administrator may in its sole discretion grant Nonstatutory Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members. Notwithstanding the foregoing, beginning with (i) the period when the Company begins to rely on the exemption described in Rule 12h-1(f)(1) promulgated under the Exchange Act, as determined by the Board in its sole discretion, and (ii) ending on the earlier of (A) the date when the Company ceases to rely on such exemption, as determined by the Board in its sole discretion, or (B) the date when the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are Family Members through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Board, in its sole discretion, may permit transfers to the Company or in connection with a Corporate Transaction (as defined below) or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

11. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Changes in Capitalization. Subject to any action required under Applicable Laws by the holders of securities of the Company, (i) the numbers and class of Shares or other securities: (x) available for future Awards under Section 3 herein and (y) covered by each outstanding Award, (ii) the exercise price per Share of each outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, shall be automatically proportionately adjusted in the event of a Stock split, reverse Stock split, Stock dividend, combination, consolidation, reclassification of the Shares, subdivision of the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that the adjustments listed in clauses (i) —(iii) of this sentence shall only be made in respect of Shares that are the subject of the splits and other actions referred to in this sentence. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market

Value, a recapitalization (including a recapitalization through a large nonrecurring cash dividend), a rights offering, a reorganization, merger, a spin-off, split-up, change in entity structure or a similar occurrence, the Administrator may make appropriate adjustments in one or more of (i) the numbers and class of Shares or other securities: (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, (ii) the exercise price per Share of each outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, and any such adjustment by the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. If, by reason of a transaction described in this Section 11(a) or an adjustment pursuant to this Section 11(a), a Participant’s Award agreement or agreement related to any Optioned Shares or Restricted Shares covers additional or different shares or securities, then such additional or different shares, and the Award agreement or agreement related to the Optioned Shares or Restricted Shares in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award, Optioned Shares and Restricted Shares prior to such adjustment.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c) Corporate Transactions. In the event of a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person (a “Corporate Transaction”) and, except as otherwise provided in the applicable Award agreement, each outstanding Award, and/or Shares acquired pursuant to an Award that are unvested as of the consummation of the transaction (“Unvested Shares”), shall be subject to the applicable merger or purchase agreement. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Awards and/or Unvested Shares by the surviving entity or its parent, for the replacement of outstanding Awards and/or, subject to compliance with Applicable Laws, Unvested Shares with a cash incentive program of the surviving entity which preserves the value of such Awards and/or Shares and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards and/or Shares, for accelerated vesting of outstanding Awards and/or Unvested Shares, for the cancellation of outstanding Awards or for the repurchase of Unvested Shares at the original purchase price paid for the Unvested Shares, with or without consideration and, in all cases, without the consent of the Participant. In the event that the successor or a parent or subsidiary of such successor does not agree to assume any outstanding Option, each such Option shall terminate upon the consummation of the Corporate Transaction.

12. Time of Granting of Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator.

13. Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan, but no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain the approval of holders of securities with respect to any Plan amendment in such a manner and to such a degree as required.

14. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of any Option or issuance of any Restricted Shares, the Company may require the person exercising the Option or receiving the Restricted Shares to represent and warrant at the time of any such exercise or issuance that the Shares shall be held only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is advisable or required by Applicable Laws. Shares issued upon exercise of Options or as Restricted Shares prior to the date, if ever, on which the Shares become a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Option Agreement or Restricted Stock Agreement.

15. Beneficiaries. If permitted by the Company, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. Except as otherwise provided in an Award Agreement, if no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate or to any person who has the right to acquire the Award by bequest or inheritance.

16. Approval of Holders of Securities. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the holders of securities of the Company within twelve (12) months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under Applicable Laws.

17. Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.